Exhibit (c)(6)


                               KEMPER FUNDS TRUST
                        Kemper Large Company Growth Fund

            Redesignation of Classes of Shares of Beneficial Interest
           ----------------------------------------------------------

         The undersigned, being a majority of the Trustees of Kemper Funds Trust, a Massachusetts business trust (the "Trust"), acting pursuant to authority granted to the Board of Trustees in the Trust's Declaration of Trust dated October 14, 1998 (the "Declaration of Trust"), having previously divided the authorized shares of beneficial interest of the series of the Trust heretofore designated as Kemper Large Company Growth Fund into the classes designated below in paragraph 1, hereby redesignate such classes as set forth below in paragraph 2, each class to have the special and relative rights specified herein:

         1. The classes of Kemper Large Company Growth Fund previously have been established and designated as follows:

                  Kemper Large Company Growth Fund Class A
                  Kemper Large Company Growth Fund Class B
                  Kemper Large Company Growth Fund Class C

         2. The classes of Kemper Large Company Growth Fund are hereby redesignated as follows, effective January 1, 2001:

                  Class A
                  Class B
                  Class C

         3. Each Share shall be redeemable, and, except as provided below, shall represent a pro rata beneficial interest in the assets attributable to such Class of Shares of the Fund, and shall be entitled to receive its pro rata share of net assets attributable to such Class of Shares of the Fund upon liquidation of the Fund, all as provided in or not inconsistent with the Declaration of Trust. Each Share shall have the voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, as set forth in the Declaration of Trust.

         4.       Upon the effective date of this
Instrument:

                  a. Each Share of each Class of the Fund shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters which such Shares (or Class of Shares) shall be entitled to vote. Shares of the Fund shall vote together on any matter, except to the extent otherwise required by the Investment Company Act of 1940, as amended (the "1940 Act"), or when the Trustees have determined that the matter affects only the interest of Shareholders of one or more Classes, in which case only the Shareholders of such Class or Classes shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to the Fund if acted upon as provided in Rule 18f-2 under the 1940 Act or any successor rule and in the Declaration of Trust.

                  b. Liabilities, expenses, costs, charges or reserves that should be properly allocated to the Shares of a particular Class of the Fund may, pursuant to a Plan adopted by the Trustees under Rule 18f-3 under the 1940 Act, or such similar rule under or provision or interpretation of the 1940 Act, be charged to and borne solely by such Class and the bearing of expenses solely by a Class of Shares may be appropriately reflected and cause differences in net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different Classes.

         5. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets, liabilities and expenses or to change the designation of any Class now or hereafter created, or to otherwise change the special and relative rights of any such Class, provided that such change shall not adversely affect the rights of Shareholders of such Class.



/s/James E. Akins                                /s/Kathryn L. Quirk
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James E. Akins, Trustee                          Kathryn L. Quirk, Trustee


/s/James R. Edgar                                /s/Fred B. Renwick
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James R. Edgar, Trustee                          Fred B. Renwick, Trustee


/s/Arthur R. Gottschalk                          /s/John G. Weithers
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Arthur R. Gottschalk, Trustee                    John G. Weithers, Trustee


/s/Frederick T. Kelsey                           /s/Linda C. Coughlin
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Frederick T. Kelsey, Trustee                     Linda C. Coughlin, Trustee


                                                 /s/Thomas W. Littauer
                                                 ----------------------------
                                                 Thomas W. Littauer, Trustee



Dated:  November 29, 2000